UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011
ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Alere Inc. (“Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on July 28, 2011. The proposals voted upon at the Annual Meeting, and the results of the voting, were as follows:
1. Election of Directors.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

John F. Levy	67,328,232	2,084,043	7,288,614
Jerry McAleer, Ph.D.	68,747,618	664,657	7,288,614
John A. Quelch, D.B.A.	65,706,847	3,705,428	7,288,614
2. Approval of increase to the number of shares of common stock available for issuance under the Alere Inc. 2010 Stock Option and Incentive Plan by 1,500,000, from 1,653,663 to 3,153,663.

Votes For	Votes Against	Abstentions	Broker Non-Votes

62,404,998	6,969,582	37,695	7,288,614
3. Approval of increase to the number of shares of common stock available for issuance under the Alere Inc. 2001 Employee Stock Purchase Plan by 1,000,000, from 2,000,000 to 3,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes

68,093,061	1,288,828	30,386	7,288,614
4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes

76,429,008	219,153	52,728	0
5. Advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes

68,566,290	724,586	121,399	7,288,614
6. Advisory vote on the frequency of stockholder advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes	Uncast

44,168,823	273,962	18,130,737	3,175,133	10,547,947	404,287
Consistent with a majority of the advisory votes cast, the Company will hold a stockholder advisory vote on the compensation paid to the Company’s named executive officers annually, until the next vote on the frequency of such advisory votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.
Date: August 2, 2011	By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel, Corporate & Finance